Exhibit 3.3

CERTIFICATE OF INCORPORATION

OF

MICROPHASE CORPORATION

The undersigned incorporator, for the purpose of incorporating a corporation under the General Corporation Law of the State of Delaware (the “DGCL”), does execute this Certificate of Incorporation and does hereby certify as follows:

ARTICLE I

Corporate Name

The name of the Corporation is Microphase Corp. (the "Corporation").

ARTICLE II

Registered Office

The address of the registered office of the Corporation in the State of Delaware is:

[●]

The name of the Corporation's registered agent is [●].

ARTICLE III

Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the DGCL.

ARTICLE IV

Capital Stock

A.	CLASSES OF STOCK.

The total number of shares of stock which the Corporation shall have authority to issue is 110,000,000, which shall consist of (i) 100,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”), (ii) 200,000 shares of Series A Preferred Stock, $100 par value per share (the “Series A Preferred Stock”) and (iii) 9,800,000 shares of blank check preferred stock, $0.0001 par value per share (the “Blank Check Preferred Stock”).

B.	RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF COMMON STOCK.

1. Subject to the prior or equal rights of holders of all classes of stock at the time outstanding having prior or equal rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2. The Common Stock is not redeemable upon demand of any holder thereof or upon demand of the Corporation.

3. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote.

C.	RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF SERIES A PREFERRED STOCK.

1.          The holders of record of the Series A Preferred Stock shall be entitled to receive, out of funds legally available for the payment thereof, when and as declared by the Corporation’s board of directors, preferential cash dividends at the rate of 6% of the par value thereof per annum, and no more, which dividends shall accrue daily but be payable in equal quarterly installments on the first business days of January, April, July and October in each year. Such preferential dividends shall be cumulative so that, if for any dividend period cash dividends at the rate of 6% of the par value thereof per annum shall not have been declared and paid or set aside for payment on the shares of Series A Preferred Stock outstanding (the “Series A Preferred Shares”), the deficiency shall be declared and paid or set aside for payment before any dividend or distribution (except a distribution payable in additional shares of Common Stock) may be declared and paid or set aside for payment on the shares of Common Stock (the “Common Shares”). Cash dividends on Series A Preferred Shares shall accrue from the date of issue, if that be a dividend date, otherwise from the dividend date next preceding the date of issue of such Series A Preferred Shares. Upon payment or setting aside for payment of all dividends, current and accumulated, at the rate of 6% of the par value thereof per annum upon the outstanding Series A Preferred Shares, the Corporation’s board of directors may declare and pay out of funds legally available for the payment thereof, dividends and other distributions upon the Common Shares.

2.          In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of record of the Series A Preferred Shares shall be entitled to be paid the full par value of such Series A Preferred Shares, plus the dividends accumulated thereon up to the date of such liquidation, dissolution, or winding up of the Corporation (whether or not the Corporation shall have a surplus or earnings available for dividends), and no more. After payment to the holders of the Series A Preferred Shares of the full amount payable to them as aforesaid, the remaining assets of the Corporation shall be payable to and distributed pro rata among the holders of record of the Common Shares. For purposes of this Subsection (b), the consolidation or merger of the Corporation with or into another corporation or entity shall not constitute, nor shall the sale, lease or conveyance of all or substantially all of the assets of the Corporation as an entity in and of itself, constitute, a liquidation, dissolution or winding up of affairs of the Corporation as such terms are used herein.

3.          The Corporation, at its option, may redeem the whole or any part (pro rata or by lot) of the Series A Preferred Shares outstanding at any time, by paying therefor in cash the full par value thereof plus the dividends accumulated thereon to the date fixed for such redemption (the “redemption price”). Notice of such redemption specifying the time and place of redemption shall be mailed to each holder of record of the Series A Preferred Shares to be redeemed at his or her address as the same appear on the records of the Corporation at least 30 days and not more than 60 days prior to the redemption date, unless such notice is waived by such holder. From and after the date specified as the redemption date in such notice, unless the Corporation shall fail to provide moneys at the time and place specified in such notice for the payment of the redemption price, all dividends on the Series A Preferred Shares called for redemption shall cease to accrue and all rights of the holders thereof as shareholders of the Corporation shall cease and terminate. Any redemption hereunder shall be made in the manner determined by the Corporation’s board of directors and in accordance with all applicable provisions of law.

4.          The holders of record of the Series A Preferred Shares, voting together with the holders of the Common Shares, shall have one vote per share for the election of directors and on all other matters to come to a vote of the shareholders of the Corporation.

5.          The holders of record of shares of the Series A Preferred Stock shall have the right to convert each share of said stock into shares of Common Stock upon such terms and conditions as the corporation’s board of directors shall prescribe from time to time and as the holders of the 6 Series A Preferred Stock shall agree to.

D.	RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF BLANK CHECK PREFERRED STOCK.

1.          The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (the "Board"), subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

(i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board increasing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board;

(ii) The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of Common or Preferred Stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

(iii) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

(iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon the distribution of assets of the Corporation; and

(viii) Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

The holders of shares of the Preferred Stock of each series shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of the Corporation, to such preferences, if any, as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall be entitled to receive a preferred distribution and have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

ARTICLE V

Board of Directors

A.	MANAGEMENT OF BUSINESS

The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.

B.	BOARD OF DIRECTORS

1.          Election of Directors. Each director will serve a term of one year. Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation (the "Bylaws") so provide.

2.          Removal of Directors. Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, following the date of this Certificate of Incorporation, no individual director may be removed without cause. Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors.

3.          Vacancies. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

ARTICLE VI

Indemnification

A.	EXCULPATION

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is hereafter amended to further reduce or to authorize, with the approval of the Corporation’s stockholders, further reductions in the liability of the Corporation’s directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the DGCL as so amended.

B.	INDEMNIFICATION

To the extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, voting of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

C.	EFFECT OF REPEAL OR MODIFICATION

Any repeal or modification of any of the foregoing provisions of this Article VI shall be prospective and shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE VII

Preemptive Rights

No holder of shares of stock of the Corporation shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any share of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration as in its discretion it shall deem advisable or as the Corporation shall have by contract agreed.

ARTICLE VIII

Amendment to Certificate of Incorporation

A.	CORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B.	STOCKHOLDERS

Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Corporation required by law or by this Certificate of Incorporation or any certificate of designation filed with respect to any series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VIII, IX, X, XI.

ARTICLE IX

Amendment of Bylaws

The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws.

ARTICLE X

Shareholder Action

No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws. Special meetings of the stockholders shall be called only by the President, the Chief Executive Officer, the Chairman of the Board, or a majority of the Board of Directors.

ARTICLE XI

Shareholder Meetings

Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE XII

Effective Date

This certificate shall be effective upon filing.

I, the Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly set my hand this [●] day of [●], 2016.

BY:	/s/
Incorporator

NAME: